Exhibit 99.1

Viatris Announces Appointment of Scott A. Smith as CEO Effective April 1, 2023

Smith, a seasoned senior healthcare executive, will lead the company’s previously announced Phase 2 strategy and execution

Board of Directors thanks Michael Goettler, who will support a smooth transition prior to his departure

PITTSBURGH – February 27, 2023 – Viatris Inc. (NASDAQ: VTRS), a global healthcare company, today announced that as it prepares to enter Phase 2 of its previously announced strategic plan in 2024, Scott A. Smith has been appointed by its Board of Directors to lead the execution of that plan as Viatris’ new Chief Executive Officer, effective April 1, 2023. In the interim, current CEO Michael Goettler will be working closely with Smith to support a smooth transition and will then depart as CEO and as a member of the board.

Smith has been a member of the Viatris Board since December 2022 and is a deeply knowledgeable senior global biotechnology and pharmaceutical executive with more than 35 years of experience. As a former President and Chief Operating Officer at Celgene Corporation, he rose up the ranks, including holding the roles of SVP and Global Head of Immunology, as well as President of Inflammation and Immunology.

Most recently, he served as President of BioAtla, Inc., a publicly traded global biotechnology company focused on the development of Conditionally Active Biologics TM (BAC) antibody therapeutics.

The Viatris Board believes that Smith is a seasoned builder who possesses vast global commercial and pharmaceutical expertise and a proven ability to build, grow and manage large complex organizations. He also has substantial experience in developing and executing regulatory, clinical, and business development strategies. One of his many achievements during his 10-year career at Celgene was to build and oversee the clinical development, registration, launch and global commercial success of the blockbuster drug Otezla®.

Robert J. Coury, Executive Chairman of Viatris said, “As we now prepare to enter into Phase 2 of our evolution for 2024 and beyond, we believe Scott Smith is the absolute right leader to guide Viatris into a period of renewed growth and leadership in our sector. The Board sees his strong commercial and strategic expertise being complemented by his experience in organically building product franchises, business development and partnering activities. I have personally been extremely impressed with his overall approach to leadership, deep industry knowledge and forward-looking business mindset. The Board believes that the foundation is now firmly in place for Phase 2 of the company’s strategic plan, including the recent divestiture of our biologics business to Biocon Biologics as well as our other upcoming planned divestitures, and the recent establishment of the Viatris Eye Care Division. This positions Scott well to expand upon and grow Viatris’ success in the years ahead.”

Smith said, “It is an incredibly exciting time to become Viatris’ CEO. I watched closely in November as the company laid out the next important steps in its well-crafted strategic plan, including its commitment to its future capital allocation priorities, which I totally support. Since then, and particularly after joining the board and seeing their incredible level of engagement, I have been extremely impressed by everyone that I have met during this process and have also been inspired by all that has been accomplished in such a short period of time. Just as importantly, I am also motivated by the Company’s strong financial profile and financial flexibility, including one of the strongest balance sheets in the sector. I can see many additional opportunities and options for Viatris to accelerate its growth in the coming years.”

Smith continued, “I believe that my background in franchise building, business development and biotech, coupled with the great platform we have to work from, can accelerate Viatris’ momentum and help deliver on its full value and potential. I look forward to collaborating with Michael during this transition and am very excited about the prospect of working together with the board, Rajiv Malik, Sanjeev Narula, the entire management team, and especially the company’s 37,000 employees around the world on the execution ahead.”

Coury added, “The Board of Directors and I would like to personally thank Michael Goettler for his service and dedication during the critical time of the creation of Viatris and the establishment and ongoing execution of our Phase 1 strategy. There is a lot that has been accomplished and we are deeply grateful for the important part he played in the Company’s success to date. We wish him nothing but the best as he moves forward.”

Goettler stated, “It has been my sincere honor to serve as Viatris’ first CEO. Having had the opportunity to help create a new kind of global healthcare company has been an experience that I will never forget and always value. I am incredibly proud of our eight consecutive quarters of successful performance and the work that we have done to set up Viatris for long-term success. I want to thank Robert, the entire Viatris Board of Directors, the management team and especially the thousands of Viatris colleagues with whom I have had the privilege to share this journey. I am pleased to welcome Scott into Viatris and am looking forward to supporting him during this transition, as he is well positioned to continue to build on the Company’s momentum.”

Coury and Smith will be joining Goettler, Malik and Narula for Viatris’ previously announced fourth quarter and full year 2022 financial results conference call later this morning at 8:30 a.m. ET. Investors and the general public are invited to listen to a live webcast of the call at investor.viatris.com or by calling 866.342.8591 or 203.518.9713 for international callers (Conference ID: VTRSQ422). A replay of the webcast also will be available on the website.

About Viatris

Viatris Inc. (NASDAQ: VTRS) is a global healthcare company empowering people worldwide to live healthier at every stage of life. We provide access to medicines, advance sustainable operations, develop innovative solutions and leverage our collective expertise to connect more people to more products and services through our one-of-a-kind Global Healthcare Gateway®. Formed in November 2020, Viatris brings together scientific, manufacturing and distribution expertise with proven regulatory, medical, and commercial capabilities to deliver high-quality medicines to patients in more than 165 countries and territories. Viatris’ portfolio comprises more than 1,400 approved molecules across a wide range of therapeutic areas, spanning both non-communicable and infectious diseases, including globally recognized brands, complex generic and branded medicines and a variety of over-the-counter consumer products. With approximately 37,000 colleagues globally, Viatris is headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on Twitter at @ViatrisInc, LinkedIn and YouTube.

Forward-looking Statements

This press release includes statements that constitute “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements may include statements about Viatris’ Phase 2 strategy, Viatris entering into a period of renewed growth and leadership in its sector; that the foundation is now firmly in place for Phase 2 of Viatris’ strategic plan, including the recent divestiture of its biologics business to Biocon Biologics as well as its other upcoming planned divestitures, and the recent establishment of the Viatris Eye Care Division; future capital allocation priorities; additional opportunities and options for Viatris to accelerate its growth in the coming years; and acceleration of Viatris’ momentum and delivering on its full value and potential; that this positions Scott well to expand upon and grow Viatris’ success in the years ahead. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the Company may be unable to realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives; the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with acquisitions, divestitures, or its global restructuring program, within the expected timeframe or at all; impairment charges or other losses related to the divestiture or sale of businesses or assets; the Company’s failure to achieve expected or targeted future financial and operating performance and results; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by COVID-19; actions and decisions of healthcare and pharmaceutical regulators; changes in healthcare and pharmaceutical laws and regulations in the U.S. and abroad; any regulatory, legal or other impediments to Viatris’ ability to bring new products to market, including but not limited to “at-risk” launches; Viatris’ or its partners’ ability to develop, manufacture, and commercialize products; the scope, timing and outcome of any ongoing legal proceedings, and the impact of any such proceedings; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with international operations; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in Viatris’ or its partners’ customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of Viatris or its partners; uncertainties and matters beyond the control of management, including general economic conditions, inflation and exchange rates; failure to execute stock repurchases consistent with current expectations; stock price volatility; and the other risks described in Viatris’ filings with the Securities and Exchange Commission (SEC). Viatris routinely uses its website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Viatris undertakes no obligation to update these statements for revisions or changes after the date of this release other than as required by law.

For further information: MEDIA, +1.724.514.1968, Communications@viatris.com, Jennifer Mauer, Jennifer.Mauer@viatris.com, Matt Klein, Matthew.Klein@viatris.com; INVESTORS: Bill Szablewski, +1.412.707.2866, InvestorRelations@viatris.com; William.Szablewski@viatris.com

###